Exhibit 99.8(n)(i)

AMENDMENT TO FUND PARTICIPATION AGREEMENT

Protective Life Insurance Company, Blackrock Variable Series Funds, Inc., Blackrock Variable Series Funds II, Inc., and Blackrock Investments, LLC, hereby amend the Fund Participation Agreement (“Agreement”) dated December 1st, 2020, as amended, by doing the following:

  Schedule A. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

  Schedule B. Schedule B of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule B.

  This Amendment set forth herein is limited precisely as written and shall not be deemed to be an amendment, consent, waiver or modification of any other term or condition of the Agreement.  Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

  Capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

  This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

  This Amendment shall be governed by the laws of such jurisdiction specified in, and construed in accordance with, the Agreement.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 1st day of May, 2021.

BLACKROCK VARIABLE SERIES FUNDS, INC.

By: /s/ Charles C.S. Park

Name: Charles C.S. Park

Title: Managing Director

Date Executed: February 25, 2021________________

BLACKROCK VARIABLE SERIES FUNDS II, INC.

By: /s/Charles C.S. Park

Name: Charles C.S. Park

Title: Managing Director

Date Executed: February 25, 2021________________

BLACKROCK INVESTMENTS, LLC

By: _/s/ Ariana Brown___________________________

Name: _Ariana Brown____________________________

Title: __Director________________________________
Date Executed: __March 1, 2021___________________

PROTECTIVE LIFE INSURANCE COMPANY

By: /s/ Steve Cramer

Name: Steve Cramer

Title: Chief Product Officer – Retirement Division

Date Executed: March 20, 2021________________________________

SCHEDULE A

Separate Accounts of the Company participating in Portfolios of BlackRock Variable Series Funds, Inc. and/or BlackRock Variable Series Funds II, Inc.

Protective COLI VUL Separate Account
Protective COLI PPVUL Separate Account
Protective Variable Annuity Separate Account (12/23/1993)

PLICO Variable Annuity Account S

SCHEDULE B

Portfolios and Share Classes of each Fund now or in the future offered to Separate Accounts of the Company, including, but not limited to:

BlackRock Variable Series Funds, Inc.

Portfolio Name	Class	CUSIP	Ticker
Equity Portfolios
BlackRock Advantage Large Cap Core V.I. Fund	I	09253L611	LGCCI
BlackRock Advantage Large Cap Core V.I. Fund	II	09253L595	LGCII
BlackRock Advantage Large Cap Core V.I. Fund	III	09253L587	LCIII
BlackRock Advantage Large Cap Value V.I. Fund	I	09253L546	LCATT
BlackRock Advantage Large Cap Value V.I. Fund	II	09253L538	LCBTT
BlackRock Advantage Large Cap Value V.I. Fund	III	09253L520	LVIII
BlackRock Advantage U.S. Total Market V.I. Fund	I	09253L470	SMCPI
BlackRock Advantage U.S. Total Market V.I. Fund	II	09253L462	SMCII
BlackRock Advantage U.S. Total Market V.I. Fund	III	09253L454	SCIII
BlackRock Basic Value V.I. Fund	I	09253L405	BAVLI
BlackRock Basic Value V.I. Fund	II	09253L504	BAVII
BlackRock Basic Value V.I. Fund	III	09253L603	BVIII
BlackRock Capital Appreciation V.I. Fund	I	09253L843	FDGRI
BlackRock Capital Appreciation V.I. Fund	III	09253L827	FGIII
BlackRock Equity Dividend V.I. Fund	I	09253L512	UTTLI
BlackRock Equity Dividend V.I. Fund	III	09253L488	UTIII
BlackRock Global Allocation V.I. Fund	I	09253L777	GLALI
BlackRock Global Allocation V.I. Fund	II	09253L769	GLAII
BlackRock Global Allocation V.I. Fund	III	09253L751	GAIII
BlackRock International V.I. Fund	I	09253L645	IVVVI
BlackRock 60/40 Target Allocation ETF V.I. Fund	I	09253L371	BVDAX
BlackRock 60/40 Target Allocation ETF V.I. Fund	III	09253L363	BDAVX
BlackRock Large Cap Focus Growth V.I. Fund	I	09253L579	LGGGI
BlackRock Large Cap Focus Growth V.I. Fund	III	09253L553	LGIII
BlackRock Managed Volatility V.I. Fund	I	09253L108	AMBLI
BlackRock Managed Volatility V.I. Fund	III	09253L306	ABIII

Index Portfolios
BlackRock International Index V.I. Fund	I	09253L355	BIIVX
BlackRock International Index V.I. Fund	III	09253L322	BIIYX
BlackRock S&P 500 Index V.I. Fund	I	09253L678	IDXVI
BlackRock S&P 500 Index V.I. Fund	II	09253L660	IXVII
BlackRock S&P 500 Index V.I. Fund	III	09253L652	IVIII
BlackRock Small Cap Index V.I. Fund	I	09253L348	BSIVX
BlackRock Small Cap Index V.I. Fund	III	09253L330	BSIYX

Money Market Portfolios
BlackRock Government Money Market V.I. Fund*	I	09253L876	DMMKI

*No payments for administrative services will be made on this Portfolio. BlackRock Variable Series Funds II, Inc.